Exhibit 99.1

Sensus Healthcare Appoints Eric Sachetta to its Board of Directors

Seasoned financial executive brings leadership acumen, strategic growth expertise and a strong track record of operational excellence

BOCA RATON, Fla. (November 12, 2025) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological skin conditions, today announced the appointment of Eric Sachetta to the Company’s Board of Directors. Mr. Sachetta is filling the vacancy that resulted from the passing of long-serving Director Bill McCall.

Throughout his career, Mr. Sachetta has held a range of leadership roles focused on organizational growth, team development, sales performance and operational improvement. He currently serves as Chief Wealth Services Officer of Sachetta, LLC, a financial advisory firm based in Lynnfield, Mass., where he leads firmwide advisory strategy, operational oversight, financial planning innovation and multi-disciplinary client service execution. Since 2022, he has led and managed the firm’s financial advisory division, overseeing all wealth management operations and mentoring emerging advisors to achieve production goals.

Earlier in his career he founded and led The E TEAM, a nationwide motivational speaking and leadership development organization that reached more than 140 schools and youth programs across 12 states. He also served as author and curriculum creator for “The 8 Mandates of Personal Leadership,” a personal development framework used by students and coaches across the U.S.

“I have been closely following Sensus Healthcare for many years and am impressed with the company’s commitment to patient care and superior clinical outcomes through the delivery of non-invasive treatments for non-melanoma skin cancer and keloids,” said Mr. Sachetta. “Sensus has an outstanding leadership team and I look forward to contributing to the long-term success of the company.”

“We are delighted to welcome Eric to our Board and look forward to his contributions,” said Joe Sardano, Chairman and Chief Executive Officer of Sensus Healthcare. “Eric brings a strong financial background, deep experience leading organizations through growth and transition and a clear appreciation for the mission of our company. We believe that his combination of strategic insight and people-focused leadership will add meaningful value as we continue expanding the reach of our SRT technology and advancing our global vision.”

Mr. Sachetta holds a Bachelor of Science in Corporate Finance & Accounting from Bentley University. He is a Certified Financial Planner (CFP®), Chartered Financial Consultant (ChFC®), Tax Planning Certified Professional (TPCP™) and holds a Series 65 investment advisory license.

About Sensus Healthcare

Sensus Healthcare, Inc. is a global pioneer in the development and delivery of non-invasive treatments for skin cancer and keloids. Leveraging its cutting-edge superficial radiotherapy (SRT and IG-SRT) technology, the company provides healthcare providers with a highly effective, patient-centric treatment platform. With a dedication to driving innovation in radiation oncology, Sensus Healthcare offers solutions that are safe, precise, and adaptable to a variety of clinical settings. For more information, please visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases, these statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," “approximately,” "potential" or negative or other variations of those terms or comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements involve risks and uncertainties because they relate to events, developments, and circumstances relating to Sensus, our industry, and/or general economic or other conditions that may or may not occur in the future or may occur on longer or shorter timelines or to a greater or lesser degree than anticipated. In addition, even if future events, developments, and circumstances are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release, as a result of the following factors, among others:  the possibility that inflationary pressures continue to impact our sales; the level and availability of government and/or third party payor reimbursement for clinical procedures using our products, and the willingness of healthcare providers to purchase our products if the level of reimbursement declines; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; the development by others of new products, treatments, or technologies that render our technology partially or wholly obsolete; the regulatory requirements applicable to us and our competitors; our ability to efficiently manage our manufacturing processes and costs; the risks arising from doing business in China and other foreign countries; legislation, regulation, or other governmental action that affects our products, taxes, international trade regulation, or other aspects of our business; the performance of the Company’s information technology systems and its ability to maintain data security; our ability to obtain and maintain the intellectual property needed to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; and other risks described from time to time in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release, except as may be required by applicable law. You should read carefully our "Introductory Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:

Alliance Advisors IR

Tirth T. Patel

tpatel@allianceadvisors.com

212-201-6614

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